As filed with the Securities and Exchange Commission on December 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Communications, Inc.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

CCO Holdings, LLC

CCO Holdings Capital Corp.*

(Exact name of registrants as specified in their charters)

Delaware	4841	84-1496755
Delaware	4841	43-1843260
Delaware	4841	20-1044453
Delaware	4841	86-1067239
Delaware	4841	20-0257904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard R. Dykhouse

Executive Vice President, General Counsel and

Corporate Secretary

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

*	The companies listed below in the Table of Additional Registrant Guarantors are also included in this registration statement on Form S-3 as additional Registrant Guarantors.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering..  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)(2)(3)(4)(5)
CHARTER COMMUNICATIONS OPERATING, LLC AND CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of CCO Holdings, LLC and CCO Holdings Capital Corp. and/or Charter Communications, Inc.(2)	—	—	—	—
CCO HOLDINGS, LLC AND CCO HOLDINGS CAPITAL CORP.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or Charter Communications, Inc.(3)	—	—	—	—
CHARTER COMMUNICATIONS, INC.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or CCO Holdings, LLC and CCO Holdings Capital Corp.(4)	—	—	—	—
ADDITIONAL REGISTRANT GUARANTORS
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., CCO Holdings, LLC and CCO Holdings Capital Corp. and/or Charter Communications, Inc.(5)	—	—	—	—

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all the registration fee.
(2)	Charter Communications Operating, LLC and/or Charter Communications Operating Capital Corp. may provide a guarantee of the the payment of principal and interest on the Debt Securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. or the Debt securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.
(3)	CCO Holdings, LLC and/or CCO Holdings Capital Corp. may provide a guarantee of the the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. or the Debt securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.
(4)	Charter Communications. Inc. may provide a guarantee of the the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. or the Debt securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.
(5)	The subsidiaries of Charter Communications Operating, LLC named below under “Table of Additional Registrant Guarantors” may provide a guarantee of the the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp, the Debt securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. or the Debt Securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Charter Communications Operating, LLC may guarantee the Debt Securities issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Charter Communications Operating, LLC, 400 Atlantic Street, Stamford, Connecticut 06901, (203) 905-7801. The primary standard industrial classification number for each of these additional Registrant Guarantors is 4841.

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
AdCast North Carolina Cable Advertising, LLC	Delaware	06-1611033
Alabanza LLC	Delaware	26-0665775
America’s Job Exchange LLC	Delaware	14-1850188
Athens Cablevision, LLC	Delaware	38-2725702
BHN Spectrum Investments, LLC	Delaware	20-8141882
Bresnan Broadband Holdings, LLC	Delaware	13-4119839
Bresnan Broadband of Colorado, LLC	Colorado	35-2403834
Bresnan Broadband of Montana, LLC	Montana	32-0334681
Bresnan Broadband of Utah, LLC	Utah	30-0667318
Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737
Bresnan Communications, LLC	Delaware	90-0664229
Bresnan Digital Services, LLC	Delaware	38-3833973
Bresnan Microwave of Montana, LLC	Delaware	36-4691716
Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201
Bright House Networks Information Services (California), LLC	Delaware	20-1544390
Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339
Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486
Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302
Bright House Networks, LLC	Delaware	02-0636401
Cable Equities Colorado, LLC	Delaware	84-1000716
Cable Equities of Colorado Management LLC	Delaware	84-1004751
CC 10, LLC	Delaware	11-3546155
CC Fiberlink, LLC	Delaware	43-1928509
CC Michigan, LLC	Delaware	13-4029981
CC Systems, LLC	Delaware	43-1925731
CC V Holdings, LLC	Delaware	13-4029965
CC VI Fiberlink, LLC	Delaware	20-0310684
CC VI Operating Company, LLC	Delaware	43-1864760
CC VII Fiberlink, LLC	Delaware	20-0310704
CC VIII Fiberlink, LLC	Delaware	20-0310844
CC VIII Holdings, LLC	Delaware	38-2558446
CC VIII Operating, LLC	Delaware	38-2558446
CC VIII, LLC	Delaware	13-4081498
CCO Fiberlink, LLC	Delaware	20-0310854
CCO Holdco Transfers VII, LLC	Delaware	47-0970548
CCO LP, LLC	Delaware	47-0981326
CCO NR Holdings, LLC	Delaware	86-1067241
CCO Purchasing, LLC	Delaware	43-1864759
CCO SoCal I, LLC	Delaware	80-0732570
CCO SoCal II, LLC	Delaware	90-0732400
CCO SoCal Vehicles, LLC	Delaware	45-2868853
CCO Transfers, LLC	Delaware	47-0970631
Charter Advanced Services (AL), LLC	Delaware	32-0400319

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Charter Advanced Services (CA), LLC	Delaware	80-0890397
Charter Advanced Services (CO), LLC	Delaware	32-0415082
Charter Advanced Services (CT), LLC	Delaware	80-0890773
Charter Advanced Services (GA), LLC	Delaware	38-3897585
Charter Advanced Services (IL), LLC	Delaware	46-1988793
Charter Advanced Services (IN), LLC	Delaware	47-1023144
Charter Advanced Services (KY), LLC	Delaware	47-1034561
Charter Advanced Services (LA), LLC	Delaware	90-0932382
Charter Advanced Services (MA), LLC	Delaware	30-0762559
Charter Advanced Services (MD), LLC	Delaware	81-1622833
Charter Advanced Services (MI), LLC	Delaware	38-3897532
Charter Advanced Services (MN), LLC	Delaware	32-0400643
Charter Advanced Services (MO), LLC	Delaware	32-0400433
Charter Advanced Services (MS), LLC	Delaware	61-1722677
Charter Advanced Services (MT), LLC	Delaware	32-0414720
Charter Advanced Services (NC), LLC	Delaware	80-0891281
Charter Advanced Services (NE), LLC	Delaware	90-0932594
Charter Advanced Services (NH), LLC	Delaware	30-0763042
Charter Advanced Services (NV), LLC	Delaware	30-0762819
Charter Advanced Services (NY), LLC	Delaware	36-4752850
Charter Advanced Services (OH), LLC	Delaware	47-1022897
Charter Advanced Services (OR), LLC	Delaware	61-1704031
Charter Advanced Services (PA), LLC	Delaware	47-1022857
Charter Advanced Services (SC), LLC	Delaware	46-1943109
Charter Advanced Services (TN), LLC	Delaware	80-0890880
Charter Advanced Services (TX), LLC	Delaware	46-1943601
Charter Advanced Services (UT), LLC	Delaware	46-3166882
Charter Advanced Services (VA), LLC	Delaware	90-0933316
Charter Advanced Services (VT), LLC	Delaware	90-0932933
Charter Advanced Services (WA), LLC	Delaware	80-0891340
Charter Advanced Services (WI), LLC	Delaware	46-1943751
Charter Advanced Services (WV), LLC	Delaware	47-1034638
Charter Advanced Services (WY), LLC	Delaware	38-3911344
Charter Advanced Services VIII (MI), LLC	Delaware	35-2466192
Charter Advanced Services VIII (MN), LLC	Delaware	90-0932548
Charter Advanced Services VIII (WI), LLC	Delaware	46-1943928
Charter Advertising of Saint Louis, LLC	Delaware	43-1475682
Charter Cable Operating Company, LLC	Delaware	75-2775557
Charter Cable Partners, LLC	Delaware	75-2775562
Charter Communications Entertainment I, LLC	Delaware	43-1720016
Charter Communications Entertainment, LLC	Delaware	43-1723475
Charter Communications of California, LLC	Delaware	47-0989093
Charter Communications Properties LLC	Delaware	43-1792671
Charter Communications Ventures, LLC	Delaware	43-1901566
Charter Communications VI, L.L.C.	Delaware	43-1854208
Charter Communications VII, LLC	Delaware	43-1867193
Charter Communications, LLC	Delaware	43-1659860
Charter Distribution, LLC	Delaware	74-3089287
Charter Fiberlink – Alabama, LLC	Delaware	20-0193389
Charter Fiberlink – Georgia, LLC	Delaware	20-0193674
Charter Fiberlink – Illinois, LLC	Delaware	43-1943035

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084
Charter Fiberlink – Michigan, LLC	Delaware	43-1875389
Charter Fiberlink – Missouri, LLC	Delaware	43-1928511
Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765
Charter Fiberlink – Pennsylvania, LLC	Delaware	20-0258623
Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707
Charter Fiberlink AR-CCVII, LLC	Delaware	20-0709081
Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040
Charter Fiberlink CC VIII, LLC	Delaware	43-1793439
Charter Fiberlink CCO, LLC	Delaware	43-1876029
Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366
Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283
Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357
Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405
Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604
Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514
Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139
Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827
Charter Fiberlink OH-CCO, LLC	Delaware	20-0709711
Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232
Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037
Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038
Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822
Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644
Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261
Charter Helicon, LLC	Delaware	43-1855018
Charter Leasing Holding Company, LLC	Delaware	47-4669203
Charter Leasing of Wisconsin, LLC	Delaware	47-4657690
Charter RMG, LLC	Delaware	43-1854203
Charter Stores FCN, LLC	Delaware	03-0475570
Charter Video Electronics, LLC	Delaware	39-1029927
DukeNet Communications Holdings, LLC	Delaware	27-2958210
DukeNet Communications, LLC	Delaware	27-2985707
Falcon Cable Communications, LLC	Delaware	52-2095705
Falcon Cable Media, a California Limited Partnership	California	95-4455189
Falcon Cable Systems Company II, L.P.	California	95-4582801
Falcon Cablevision, a California Limited Partnership	California	95-4455183
Falcon Community Cable, L.P.	Delaware	95-4455187
Falcon Community Ventures I Limited Partnership	California	95-4455185
Falcon First Cable of the Southeast, LLC	Delaware	95-4258089
Falcon First, LLC	Delaware	95-4258093
Falcon Telecable, a California Limited Partnership	California	95-4455179
Falcon Video Communications, L.P.	Delaware	95-4375518
Helicon Partners I, L.P.	Delaware	22-3337392
Hometown T.V., LLC	Delaware	14-1749551
HPI Acquisition Co. LLC	Delaware	22-3441341
ICI Holdings, LLC	Delaware	13-4074206
Insight Blocker LLC	Delaware	81-2564976
Insight Capital LLC	Delaware	13-4079679
Insight Communications Company, L.P.	Delaware	13-3290944
Insight Communications Midwest, LLC	Delaware	13-4013377

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Insight Communications of Central Ohio, LLC	Delaware	13-4017803
Insight Communications of Kentucky, L.P.	Delaware	94-3291448
Insight Interactive, LLC	Delaware	52-2200721
Insight Kentucky Capital, LLC	Delaware	13-4079233
Insight Kentucky Partners I, L.P.	Delaware	94-3291839
Insight Kentucky Partners II, L.P.	Delaware	94-3291449
Insight Midwest Holdings, LLC	Delaware	13-4147884
Insight Midwest, L.P.	Delaware	13-4079232
Insight Phone of Indiana, LLC	Delaware	30-0022765
Insight Phone of Kentucky, LLC	Delaware	30-0022773
Insight Phone of Ohio, LLC	Delaware	20-1397428
Interactive Cable Services, LLC	Delaware	01-0629142
Interlink Communications Partners, LLC	Delaware	84-1437911
Intrepid Acquisition LLC	Delaware	76-0732702
Marcus Cable Associates, L.L.C.	Delaware	75-2775560
Marcus Cable of Alabama, L.L.C.	Delaware	43-1548562
Marcus Cable, LLC	Delaware	75-2569103
Midwest Cable Communications, LLC	Delaware	41-0963108
NaviSite LLC	Delaware	52-2137343
New Wisconsin Procurement LLC	Delaware	81-2593009
Oceanic Time Warner Cable LLC	Delaware	45-4593273
Parity Assets LLC	Delaware	None
Peachtree Cable TV, L.P.	Delaware	None
Peachtree Cable TV, LLC	Delaware	43-1943639
Renaissance Media LLC	Delaware	14-1800030
Rifkin Acquisition Partners, LLC	Delaware	84-1317714
Robin Media Group, LLC	Delaware	54-1342676
Scottsboro TV Cable, LLC	Delaware	38-2691210
Spectrum Mobile, LLC	Delaware	82-2492552
Spectrum Originals, LLC	Delaware	82-3414467
Spectrum Security, LLC	Delaware	27-3884185
The Helicon Group, L.P.	Delaware	22-3248703
Time Warner Cable Business LLC	Delaware	35-2466312
Time Warner Cable Enterprises LLC	Delaware	45-4854395
Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409
Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232
Time Warner Cable Information Services (California), LLC	Delaware	20-0162970
Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439
Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993
Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896
Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576
Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562
Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009
Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430
Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576
Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517
Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102
Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031
Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251
Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759
Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978
Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234
Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203
Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449
Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607
Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480
Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795
Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157
Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738
Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377
Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308
Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685
Time Warner Cable International LLC	Delaware	32-0423657
Time Warner Cable Internet Holdings III LLC	Delaware	30-0800781
Time Warner Cable Internet Holdings LLC	Delaware	80-0845781
Time Warner Cable Internet LLC	Delaware	13-4008284
Time Warner Cable, LLC	Delaware	81-2545593
Time Warner Cable Media LLC	Delaware	27-4633156
Time Warner Cable Midwest LLC	Delaware	45-4593320
Time Warner Cable New York City LLC	Delaware	45-4593291
Time Warner Cable Northeast LLC	Delaware	45-4593341
Time Warner Cable Pacific West LLC	Delaware	45-4593361
Time Warner Cable Services LLC	Delaware	61-1446887
Time Warner Cable Southeast LLC	Delaware	45-4608839
Time Warner Cable Sports LLC	Delaware	45-1560066
Time Warner Cable Texas LLC	Delaware	45-4608769
TWC Administration LLC	Delaware	90-0882471
TWC Communications, LLC	Delaware	35-2205910
TWC Digital Phone LLC	Delaware	26-0354307
TWC Media Blocker LLC	Delaware	81-2620702
TWC News and Local Programming Holdco LLC	Delaware	45-4275480
TWC News and Local Programming LLC	Delaware	45-1560311
TWC Regional Sports Network I LLC	Delaware	45-1560617
TWC Regional Sports Network II LLC	Delaware	None
TWC SEE Holdco LLC	Delaware	20-5421447
TWC Wireless LLC	Delaware	20-3364329
TWC/Charter Dallas Cable Advertising, LLC	Delaware	26-2980350
TWC/Charter Green Bay Cable Advertising, LLC	Delaware	20-4932897
TWC/Charter Los Angeles Cable Advertising, LLC	Delaware	26-1900064
TWCIS Holdco LLC	Delaware	27-3481972
Vista Broadband Communications, LLC	Delaware	52-2085522
Wisconsin Procurement Holdco LLC	Delaware	81-2603589

PROSPECTUS

Charter Communications, Inc.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

CCO Holdings, LLC

CCO Holdings Capital Corp.

Debt Securities

Guarantees of Debt Securities

Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital,” and together with CCO, the “CCO Issuers”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (“CCO Holdings Capital,” and together with CCO Holdings, the “CCOH Issuers”) or Charter Communications, Inc. (“Charter,” together with the CCO Issuers and the CCOH Issuers, the “Issuers,” “we,” “our” and “us,” and each an “Issuer”) may, from time to time, offer and sell debt securities. Such debt securities may be secured or unsecured. Debt securities issued by the CCO Issuers may be guaranteed by Charter, any of the CCOH Issuers and/or any of the additional Registrant Guarantors named in the Table of Additional Registrant Guarantors (the “additional Registrant Guarantors”) and secured by assets of the CCO Issuers, Charter, any of the CCOH Issuers and/or any of the additional Registrant Guarantors. Debt securities issued by CCOH Issuers may be guaranteed by Charter, any of the CCO Issuers and/or any of the additional Registrant Guarantors and secured by assets of the CCOH Issuers, Charter, any of the CCO Issuers and/or any of the additional Registrant Guarantors. Debt securities issued by Charter may be guaranteed by any of the CCO Issuers, any of the CCOH Issuers and/or any of the additional Registrant Guarantors and secured by assets of Charter, any of the CCO Issuers, any of the CCOH Issuers and/or any of the additional Registrant Guarantors.

We may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When we decide to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering will be provided in one or more supplements to this prospectus.

The securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

See “Risk Factors” beginning on page 4 of this prospectus for a discussion of certain risks that you should consider prior to investing in the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 22, 2017.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus, including the Annual Report. Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, in our annual report on Form 10-K for the year ended December 31, 2016, and our other periodic reports and other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our ability to promptly, efficiently and effectively integrate acquired operations;

•	our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

•	the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, fiber to the home providers, video provided over the Internet by (i) market participants that have not historically competed in the multichannel video business, (ii) traditional multichannel video distributors, and (iii) content providers that have historically licensed cable networks to multichannel video distributors, and providers of advertising over the Internet;

•	general business conditions, economic uncertainty or downturn, unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to develop and deploy new products and technologies, including wireless products, our cloud-based user interface, Spectrum Guide®, and downloadable security for set-top boxes, and any other cloud-based consumer services and service platforms;

•	the effects of governmental regulation on our business or potential business combination transactions, including costs, disruptions and possible limitations on operating flexibility related to, and our ability to comply with, regulatory conditions applicable to us as a result of the Transactions (as defined below);

•	any events that disrupt our networks, information systems or properties and impair our operating activities or our reputation;

•	the ability to retain and hire key personnel;

•	the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•	our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Issuers have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC their respective debt securities being offered in this prospectus and any guarantees thereof. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about the Issuers, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Charter and CCO Holdings file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that Charter and CCO Holdings file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

Each of Charter and CCO Holdings files annual, quarterly, special reports and other information with the SEC. This prospectus incorporates by reference certain information of Charter, of CCO Holdings, and of Time Warner Cable filed with the SEC, which means that Charter and the Issuers disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Charter and CCO Holdings file later with the SEC will automatically update and supersede this information. Specifically, this prospectus incorporates by reference the documents listed below and any future filings of Charter or CCO Holdings made with the SEC under Section 13 or 15(d) of the Exchange Act (in each case excluding any information furnished but not filed) prior to the termination of this offering:

•	Charter’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 16, 2017;

•	Portions of Charter’s definitive proxy statement on Schedule 14A filed with the SEC on March 16, 2017 that are incorporated by reference into Charter’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	Charter’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 2, 2017, for the three and six months ended June 30, 2017, filed with the SEC on July 27, 2017, and for the three and nine months ended September 30, 2017, filed with the SEC on October 26, 2017;

•	Charter’s Current Reports on Form 8-K filed with the SEC on April 7, 2016, May 18, 2016, May 19, 2016, May 20, 2016, July 29, 2016, January 17, 2017, February 6, 2017, March 9, 2017, March 31, 2017, April 26, 2017, May 1, 2017, May 8, 2017, July 12, 2017, August 14, 2017, September 21, 2017 and October 20, 2017;

•	CCO Holdings’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017;

•	CCO Holdings’ Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 4, 2017, for the three and six months ended June 30, 2017, filed with the SEC on August 1, 2017, and for the three and nine months ended September 30, 2017, filed with the SEC on October 27, 2017;

•	CCO Holdings’ Current Reports on Form 8-K filed with the SEC on January 17, 2017, February 6, 2017, March 9, 2017, March 31, 2017, April 26, 2017, May 1, 2017, May 8, 2017, June 21, 2017, July 12, 2017, August 14, 2017, September 21, 2017 and October 20, 2017;

•	the audited consolidated financial statements of Time Warner Cable Inc. on pages 67 to 130 of Time Warner Cable Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 12, 2016; and

•	the unaudited consolidated financial statements of Time Warner Cable Inc. on pages 20 to 46 of Time Warner Cable Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016.

The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Charter’s and CCO Holdings’ filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.charter.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Charter Communications, Inc.

400 Atlantic Street

Stamford, Connecticut 06901

Attention: Investor Relations

Telephone: (203) 905-7801

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE DEBT SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors.”

CCO Holdings and CCO Holdings Capital are direct subsidiaries of CCH I Holdings, LLC, which is an indirect subsidiary of Charter. Charter and CCO Holdings are each holding companies with no operations of their own. CCO Holdings Capital is a company with no operations of its own and no subsidiaries. CCO and CCO Capital are direct, wholly owned subsidiaries of CCO Holdings. CCO is a holding company with no operations of its own. CCO Capital is a company with no operations of its own and no subsidiaries. CCO Holdings Capital, and CCO Holdings and its direct and indirect subsidiaries, including CCO and its direct and indirect subsidiaries as well as CCO Capital, are managed by Charter. The additional Registrant Guarantors are direct and indirect subsidiaries of CCO.

Charter is a holding company whose principal asset is a controlling equity interest in Charter Communications Holdings, LLC and an indirect owner of CCO under which all of the operations reside. Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of CCO Holdings and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of September 30, 2017.

The terms “we,” “us” and “our” in this description of our business refer to Charter and its direct and indirect subsidiaries on a consolidated basis. The term “Transactions” refers to (i) the transactions completed pursuant to the Agreement and Plan of Mergers, dated as of May 23, 2015 (the “Merger Agreement”), by and among Time Warner Cable Inc. (“Legacy TWC”), Charter Communications, Inc. prior to the closing of the Merger Agreement (“Legacy Charter”), CCH I, LLC, previously a wholly owned subsidiary of Legacy Charter (now known as Charter Communications, Inc. and referred to herein as “Charter”) and certain other subsidiaries of Charter and (ii) the acquisition of Bright House Networks, LLC (“Legacy Bright House”) pursuant to the Contribution Agreement, dated March 31, 2015, by and among Legacy Charter, New Charter, Advance/Newhouse Partnership, A/NPC Holdings LLC, and Charter Communications Holdings, LLC, as amended.

Our Business

We are the second largest cable operator in the United States and a leading broadband communications services company providing video, Internet and voice services to approximately 27.0 million residential and business customers at September 30, 2017. In addition, we sell video and online advertising inventory to local, regional and national advertising customers and fiber-delivered communications and managed information technology solutions to larger enterprise customers. We also own and operate regional sports networks and local sports, news and community channels and sell security and home management services to the residential marketplace.

Since 2012, Legacy Charter has actively invested in its network and operations and has improved the quality and value of the products and packages that it offers. Through the roll-out of Spectrum pricing and packaging (“SPP”) across Legacy Charter, we have simplified our offers and improved our packaging of products, delivering more value to new and existing customers. Further, through the transition of our Legacy Charter markets to our all-digital platform, we increased our offerings to more than 200 HD channels in most of the Legacy Charter markets and offered Internet speeds of at least 60 or 100 Mbps, among other benefits. We believe

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that this product set combined with improved customer service, as we insource our workforce in our call centers and in our field operations, has led to lower customer churn and longer customer lifetimes.

In September 2016, we began launching SPP to Legacy TWC and Legacy Bright House markets and as of September 30, 2017, we offer SPP in all Legacy TWC and Legacy Bright House markets. In the second half of 2017, we began converting the remaining Legacy TWC and Legacy Bright House analog markets to an all-digital platform. The bulk of this all-digital initiative will take place in 2018. Our corporate organization, as well as our marketing, sales and product development departments, are now centralized. Field operations are managed through eleven regional areas, each designed to represent a combination of designated marketing areas and managed with largely the same set of field employees that were with the three legacy companies prior to completion of the Transactions. Over a multi-year period, Legacy TWC and Legacy Bright House customer care centers will migrate to Legacy Charter’s model of using segmented, virtualized, U.S.-based in-house call centers. We are focused on deploying superior products and service with minimal service disruptions as we integrate our information technology and network operations. We expect customer and financial results to trend similarly to Legacy Charter following the implementation of Legacy Charter’s operating strategies across the Legacy TWC and Legacy Bright House markets. As a result of implementing our operating strategy across Legacy TWC and Legacy Bright House, we cannot be certain that we will be able to grow revenues or maintain our margins at recent historical rates.

Our Corporate Information

On May 18, 2016, Charter completed its previously reported merger transactions among Charter, Legacy TWC, Legacy Charter, and certain other subsidiaries of Charter. Also on May 18, 2016, Charter completed its previously reported acquisition of Legacy Bright House from Advance/Newhouse Partnership. As a result of the Transactions, Charter became the new public parent company that holds the combined operations of Legacy Charter, Legacy TWC and Legacy Bright House and was renamed Charter Communications, Inc. Substantially all of the operations acquired in the Transactions were contributed down to CCO Holdings or one of its subsidiaries.

Our principal executive offices are located at 400 Atlantic Street, 10th Floor, Stamford, Connecticut 06901. Our telephone number is (203) 905-7801, and we have a website accessible at www.charter.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge as soon as reasonably practicable after they have been filed. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth CCO Holdings’ and Charter’s ratios of earnings to fixed charges on a historical basis for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference; Additional Information.”

CCO Holdings’ Ratio of Earnings to Fixed Charges

	For the Years Ended December 31,					For the Nine Months Ended September 30, 2017
	2012	2013	2014	2015	2016
Ratio of Earnings to Fixed Charges(1)	1.01	—	1.08	1.17	1.68	1.25

(1)	Earnings for the year ended December 31, 2013 were insufficient to cover fixed charges by $57 million. As a result of such deficiency, the ratio is not presented above.

For more information on CCO Holdings’ ratio of earnings to fixed charges, see Exhibit 12.1 filed herewith.

Charter’s Ratio of Earnings to Fixed Charges

	For the Years Ended December 31,					For the Nine Months Ended September 30, 2017
	2012	2013	2014	2015	2016
Ratio of Earnings to Fixed Charges(1)	—	—	1.06	—	1.33	1.26

(1)	Earnings for the years ended December 31, 2012, 2013 and 2015 were insufficient to cover fixed charges by $47 million, $49 million and $331 million, respectively. As a result of such deficiencies, the ratios are not presented above.

For more information on Charter’s ratio of earnings to fixed charges, see Exhibit 12.2 filed herewith.

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RISK FACTORS

You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in Charter’s and CCO Holdings’ Annual Reports on Form 10-K for the year ended December 31, 2016 filed with the SEC and incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

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EXPERTS

The consolidated financial statements of CCO Holdings, LLC and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in the CCO Holdings, LLC Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Charter Communications, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing in the Charter Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 16, 2017, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Time Warner Cable Inc. appearing in Time Warner Cable Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Time Warner Cable Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Bright House Networks, LLC and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, an independent auditor, appearing in Charter Communications, Inc.’s Current Report on Form 8-K filed with the SEC on April 7, 2016 incorporated by reference herein.

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LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the securities offered in this offering.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees and expenses		**

Total	$	**

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware

Each of Charter Communications, Inc., Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC, CCO Holdings Capital Corp., AdCast North Carolina Cable Advertising, LLC, Alabanza LLC, America’s Job Exchange LLC, Athens Cablevision, LLC, BHN Home Security Services, LLC, BHN Spectrum Investments, LLC, Bresnan Broadband Holdings, LLC, Bresnan Broadband of Colorado, LLC, Bresnan Communications, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, Cable Equities Colorado, LLC, Cable Equities of Colorado Management LLC, CC 10, LLC, CC Fiberlink, LLC, CC Michigan, LLC, CC Systems, LLC, CC V Holdings, LLC, CC VI Fiberlink, LLC, CC VI Operating Company, LLC, CC VII Fiberlink, LLC, CC VIII Fiberlink, LLC, CC VIII Holdings, LLC, CC VIII Operating, LLC, CC VIII, LLC, CCO Fiberlink, LLC, CCO Holdco Transfers VII, LLC, CCO LP, LLC, CCO NR Holdings, LLC, CCO Purchasing, LLC, CCO SoCal I, LLC, CCO SoCal II, LLC, CCO SoCal Vehicles, LLC, CCO Transfers, LLC, Charter Advanced Services (AL), LLC, Charter Advanced Services (CA), LLC, Charter Advanced Services (CO), LLC, Charter Advanced Services (CT), LLC, Charter Advanced Services (GA), LLC, Charter Advanced Services (IL), LLC, Charter Advanced Services (IN), LLC, Charter Advanced Services (KY), LLC, Charter Advanced Services (LA), LLC, Charter Advanced Services (MA), LLC, Charter Advanced Services (MD), LLC, Charter Advanced Services (MI), LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services (MS), LLC, Charter Advanced Services (MT), LLC, Charter Advanced Services (NC), LLC, Charter Advanced Services (NE), LLC, Charter Advanced Services (NH), LLC, Charter Advanced Services (NV), LLC, Charter Advanced Services (NY), LLC, Charter Advanced Services (OH), LLC, Charter Advanced Services (OR), LLC, Charter Advanced Services (PA), LLC, Charter Advanced Services (SC), LLC, Charter Advanced Services (TN), LLC, Charter Advanced Services (TX), LLC, Charter Advanced Services (UT), LLC, Charter Advanced Services (VA), LLC, Charter Advanced Services (VT), LLC, Charter Advanced Services (WA), LLC, Charter Advanced Services (WI), LLC, Charter Advanced Services (WV), LLC, Charter Advanced Services (WY), LLC, Charter Advanced Services VIII (MI), LLC, Charter Advanced Services VIII (MN), LLC, Charter Advanced Services

VIII (WI), LLC, Charter Advertising of Saint Louis, LLC, Charter Cable Operating Company, LLC, Charter Cable Partners, LLC, Charter Communications Entertainment I, LLC, Charter Communications Entertainment, LLC, Charter Communications of California, LLC, Charter Communications Properties LLC, Charter Communications Ventures, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink—Alabama, LLC, Charter Fiberlink—Georgia, LLC, Charter Fiberlink—Illinois, LLC, Charter Fiberlink—Maryland II, LLC, Charter Fiberlink—Michigan, LLC, Charter Fiberlink—Missouri, LLC, Charter Fiberlink—Nebraska, LLC, Charter Fiberlink—Pennsylvania, LLC, Charter Fiberlink—Tennessee, LLC, Charter Fiberlink AR-CCVII, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OH-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Home Security, LLC, Charter Leasing Holding Company, LLC, Charter Leasing of Wisconsin, LLC, Charter RMG, LLC, Charter Stores FCN, LLC, Charter Video Electronics, LLC, DukeNet Communications Holdings, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Falcon Community Cable, L.P., Falcon First Cable of the Southeast, LLC, Falcon First, LLC, Falcon Video Communications, L.P., Helicon Partners I, L.P., Hometown T.V., LLC, HPI Acquisition Co. LLC, ICI Holdings, LLC, Insight Blocker LLC, Insight Capital LLC, Insight Communications Company, L.P., Insight Communications Midwest, LLC, Insight Communications of Central Ohio, LLC, Insight Communications of Kentucky, L.P., Insight Interactive, LLC, Insight Kentucky Capital, LLC, Insight Kentucky Partners I, L.P., Insight Kentucky Partners II, L.P., Insight Midwest Holdings, LLC, Insight Midwest, L.P., Insight Phone of Indiana, LLC, Insight Phone of Kentucky, LLC, Insight Phone of Ohio, LLC, Interactive Cable Services, LLC, Interlink Communications Partners, LLC, Intrepid Acquisition LLC, Marcus Cable Associates, L.L.C., Marcus Cable of Alabama, L.L.C., Marcus Cable, LLC, Midwest Cable Communications, LLC, NaviSite LLC, New Wisconsin Procurement LLC, Oceanic Time Warner Cable LLC, Parity Assets LLC, Peachtree Cable TV, L.P., Peachtree Cable TV, LLC, Renaissance Media LLC, Rifkin Acquisition Partners, LLC, Robin Media Group, LLC, Scottsboro TV Cable, LLC, The Helicon Group, L.P., Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable International LLC, Time Warner Cable Internet Holdings III LLC, Time Warner Cable Internet Holdings LLC, Time Warner Cable Internet LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable Midwest LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, Time Warner Cable Pacific West LLC, Time Warner Cable Services LLC, Time Warner Cable Southeast LLC, Time Warner Cable Sports LLC, Time Warner Cable Texas LLC, TWC Administration LLC, TWC Communications, LLC, TWC Digital Phone LLC, TWC Media Blocker LLC, TWC News and Local Programming Holdco LLC, TWC News and Local Programming LLC, TWC Regional Sports

Network I LLC, TWC Regional Sports Network II, LLC, Spectrum Mobile, LLC, Spectrum Originals, LLC, Spectrum Security, LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Dallas Cable Advertising, LLC, TWC/Charter Green Bay Cable Advertising, LLC, TWC/Charter Los Angeles Cable Advertising, LLC, TWCIS Holdco LLC, Vista Broadband Communications, LLC and Wisconsin Procurement Holdco LLC, is formed or incorporated under the laws of the State of Delaware.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The certificates of formation of CC VIII Operating, LLC, CC VIII, LLC, Falcon First Cable of the Southeast, LLC, Falcon First, LLC and Insight Capital LLC provide for indemnification of all persons who may be indemnified under Section 18-108 of the Delaware Limited Liability Company Act to the fullest extent permitted by such section.

The limited liability company agreements of Charter Communications Operating, LLC, CCO Holdings, LLC, AdCast North Carolina Cable Advertising, LLC, Alabanza LLC, America’s Job Exchange LLC, Athens Cablevision, LLC, BHN Home Security Services, LLC, BHN Spectrum Investments, LLC, Bresnan Broadband Holdings, LLC, Bresnan Broadband of Colorado, LLC, Bresnan Communications, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, Cable Equities Colorado, LLC, Cable Equities of Colorado Management LLC, CC 10, LLC, CC Fiberlink, LLC, CC Michigan, LLC, CC Systems, LLC, CC V Holdings, LLC, CC VI Fiberlink, LLC, CC VI Operating Company, LLC, CC VII Fiberlink, LLC, CC VIII Fiberlink, LLC, CC VIII Holdings, LLC, CC VIII Operating, LLC, CCO Fiberlink, LLC, CCO Holdco Transfers VII, LLC, CCO LP, LLC, CCO NR Holdings, LLC, CCO Purchasing, LLC, CCO SoCal I, LLC, CCO SoCal II, LLC, CCO SoCal Vehicles, LLC, CCO Transfers, LLC, Charter Advanced Services (AL), LLC, Charter Advanced Services (CA), LLC, Charter Advanced Services (CO), LLC, Charter Advanced Services (CT), LLC, Charter Advanced Services (GA), LLC, Charter Advanced Services (IL), LLC, Charter Advanced Services (IN), LLC, Charter Advanced Services (KY), LLC, Charter Advanced Services (LA), LLC, Charter Advanced Services (MA), LLC, Charter Advanced Services (MD), LLC, Charter Advanced Services (MI), LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services (MS), LLC, Charter Advanced Services (MT), LLC, Charter Advanced Services (NC), LLC, Charter Advanced Services (NE), LLC, Charter Advanced Services (NH), LLC, Charter Advanced Services (NV), LLC, Charter Advanced Services (NY), LLC, Charter Advanced Services (OH), LLC, Charter Advanced Services (OR), LLC, Charter Advanced Services (PA), LLC, Charter Advanced Services (SC), LLC, Charter Advanced Services (TN), LLC, Charter Advanced Services (TX), LLC, Charter Advanced Services (UT), LLC, Charter Advanced Services (VA), LLC, Charter Advanced Services (VT), LLC, Charter Advanced Services (WA), LLC, Charter Advanced Services (WI), LLC, Charter Advanced Services (WV), LLC, Charter Advanced Services (WY), LLC, Charter Advanced Services VIII (MI), LLC, Charter Advanced Services VIII (MN), LLC, Charter Advanced Services VIII (WI), LLC, Charter Advertising of Saint Louis, LLC, Charter Cable Operating Company, LLC, Charter Cable Partners, LLC, Charter Communications Entertainment I, LLC, Charter Communications Entertainment, LLC, Charter Communications of California, LLC, Charter Communications Properties LLC, Charter Communications Ventures, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink—Alabama, LLC, Charter Fiberlink—Georgia, LLC, Charter Fiberlink—Illinois, LLC, Charter Fiberlink—Maryland II, LLC, Charter Fiberlink—Michigan, LLC, Charter Fiberlink—Missouri, LLC, Charter Fiberlink—Nebraska, LLC, Charter Fiberlink—Pennsylvania, LLC, Charter Fiberlink—Tennessee, LLC, Charter Fiberlink AR-CCVII, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink

MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OH-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Home Security, LLC, Charter Leasing Holding Company, LLC, Charter Leasing of Wisconsin, LLC, Charter RMG, LLC, Charter Stores FCN, LLC, Charter Video Electronics, LLC, DukeNet Communications Holdings, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Falcon First Cable of the Southeast, LLC, Falcon First, LLC, Hometown T.V., LLC, HPI Acquisition Co. LLC, ICI Holdings, LLC, Insight Blocker LLC, Insight Capital LLC, Insight Communications Midwest, LLC, Insight Communications of Central Ohio, LLC, Insight Interactive, LLC, Insight Kentucky Capital, LLC, Insight Midwest Holdings, LLC, Insight Phone of Indiana, LLC, Insight Phone of Kentucky, LLC, Insight Phone of Ohio, LLC, Interactive Cable Services, LLC, Interlink Communications Partners, LLC, Intrepid Acquisition LLC, Marcus Cable Associates, L.L.C., Marcus Cable of Alabama, L.L.C., Marcus Cable, LLC, Midwest Cable Communications, LLC, NaviSite LLC, New Wisconsin Procurement LLC, Oceanic Time Warner Cable LLC, Parity Assets LLC, Peachtree Cable TV, LLC, Renaissance Media LLC, Rifkin Acquisition Partners, LLC, Robin Media Group, LLC, Scottsboro TV Cable, LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable International LLC, Time Warner Cable Internet Holdings III LLC, Time Warner Cable Internet Holdings LLC, Time Warner Cable Internet LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable Midwest LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, Time Warner Cable Pacific West LLC, Time Warner Cable Services LLC, Time Warner Cable Southeast LLC, Time Warner Cable Sports LLC, Time Warner Cable Texas LLC, TWC Administration LLC, TWC Communications, LLC, TWC Digital Phone LLC, TWC Media Blocker LLC, TWC News and Local Programming Holdco LLC, TWC News and Local Programming LLC, TWC Regional Sports Network I LLC, TWC Regional Sports Network II, LLC, Spectrum Mobile LLC, Spectrum Originals, LLC, Spectrum Security, LLC, SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Dallas Cable Advertising, LLC, TWC/Charter Los Angeles Cable Advertising, LLC, TWCIS Holdco LLC, Vista Broadband Communications, LLC and Wisconsin Procurement Holdco LLC (each, an “LLC”) provide that a member, a manager, a director, any officer, their respective affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable LLC, shall be indemnified and held harmless by such LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

The limited liability company agreement of CC VIII, LLC (“CC VIII”) provides that, to the extent permitted by applicable law, a member, a manager, a director, or an officer, their respective affiliates shall be entitled to indemnification from CC VIII for any loss, damage, or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of, or in connection with the business and affairs of, CC VIII and in a manner reasonably believed to be within the scope of authority conferred on such person; provided that any such indemnity shall be provided out of and to the extent of CC VIII’s assets only.

The limited liability company agreement of TWC/Charter Green Bay Cable Advertising, LLC (“Green Bay”) provides that Green Bay shall indemnify the members and their respective affiliates, shareholders, partners, members, employees, officers and directors, for, and hold them harmless from, any liability, whether civil or criminal, and any loss, damage, or expense, including reasonable attorneys’ fees, to the extent that such arise from and are the result of the ordinary and proper conduct of Green Bay’s business and the preservation of its business and property, or arise by reason of the fact that such person is or was a member or an officer, director or employee thereof; provided the member or person to be indemnified acted in good faith. The obligation of Green Bay to indemnify the members or any other person shall be satisfied out of Green Bay’s assets only.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(iv)	for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of each of Charter, CCO Holdings Capital and CCO Capital (each a “corporation”) require the applicable corporation, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Charter has entered into indemnification agreements that require it to indemnify each of its directors and officers to the fullest extent permitted by law for any claims made against each of these persons because he or she is, was or may be deemed to be a stockholder, director, officer, employee, controlling person, agent or fiduciary of Charter or any of its subsidiaries. Charter is obligated to pay the expenses of these persons in connection with any claims that are subject to the applicable agreement.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of Falcon Community Cable, L.P., Falcon Video Communications, L.P., Helicon Partners I, L.P., Peachtree Cable TV, L.P., The Helicon Group, L.P., Insight Communications Company, L.P., Insight Communications of Kentucky, L.P., Insight Kentucky Partners I, L.P., Insight Kentucky Partners II, L.P. and Insight Midwest, L.P. (each, a “Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable Partnership, shall be indemnified and held harmless by such Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Colorado law.

Montana

Section 38-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Montana law.

Utah

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Utah law.

Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act permits a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

The Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Wyoming law.

California

The limited partnership agreements of Falcon Cable Media, a California Limited Partnership, Falcon Cable Systems Company II, L.P., Falcon Cablevision, a California Limited Partnership, Falcon Community Ventures I Limited Partnership and Falcon Telecable, a California Limited Partnership (each, a “California Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable California Partnership, shall be indemnified and held harmless by such California Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such California Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the California Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable California Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Section 15904.06 (Operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the exhibit index filed as part of this registration statement.

Financial Statement Schedules

Certain schedules have been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit	Description

1.1†	Form of Underwriting Agreement

2.1*	Agreement and Plan of Mergers, dated as of May 23, 2015, among Time Warner Cable Inc. (“TWC”), Charter Communications, Inc. (“Legacy Charter”), CCH I, LLC (now known as Charter Communications, Inc. “Charter”), and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to Charter’s Registration Statement on Form S-4 dated and filed with the SEC on June 25, 2015 (File No. 333-205240) (the “Merger Form S-4”))

2.2*	Contribution Agreement, dated as of March 31, 2015, as amended on May 23, 2015, by and among Legacy Charter, Charter, Advance/Newhouse Partnership (“A/N”) and certain other parties thereto (incorporated herein by reference to Exhibit 2.2 to the Merger Form S-4)

4.1*	Indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664)) (including form of guarantee)

4.2*	Second Supplemental Indenture, dated as of May 18, 2016, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.3*	Third Supplemental Indenture, dated as of May 18, 2016, among CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.4*	Fourth Supplemental Indenture, dated as of November 1, 2016, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., as issuers, CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 filed by CCO Holdings, LLC on October 6, 2017 (File No. 333-220863))

4.5	Eighth Supplemental Indenture, dated as of December 21, 2017, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., as issuers, CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

4.6*	Indenture, dated as of November 20, 2015, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.7*	Second Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., CCOH Safari, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-33664))

4.8††	Form of Charter Communications, Inc. Indenture

4.9*	Form of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. Debt Security (included in Exhibit 4.1)

4.10*	Form of CCO Holdings, LLC and CCO Holdings Capital Corp. Debt Security (included in Exhibit 4.6)

Exhibit	Description

4.11††	Form of Charter Communications, Inc. Debt Security

4.12*	Collateral Agreement, dated as of May 18, 2016, by Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and the other grantors party thereto in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated herein by reference to Exhibit 10.6 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.13*	First Lien Intercreditor Agreement, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, the other grantors party thereto, Bank of America, N.A., as credit agreement collateral agent for the credit agreement secured parties, The Bank of New York Mellon Trust Company, N.A., as notes collateral agent for the indenture secured parties, and each additional agent from time to time party thereto (incorporated herein by reference to Exhibit 10.7 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

5.1	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.

5.2	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of CCO Holdings, LLC and CCO Holdings Capital Corp.

5.3	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications, Inc.

12.1	CCO Holdings, LLC Computation of Ratio of Earnings to Fixed Charges

12.2	Charter Communications, Inc. Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Kirkland & Ellis LLP relating to the legal opinion with respect to debt securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. (included with Exhibit 5.1)

23.2	Consent of Kirkland & Ellis LLP relating to the legal opinion with respect to debt securities of CCO Holdings, LLC and CCO Holdings Capital Corp. (included with Exhibit 5.2)

23.3	Consent of Kirkland & Ellis LLP relating to the legal opinion with respect to debt securities of Charter Communications, Inc. (included with Exhibit 5.3)

23.4	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of CCO Holdings, LLC

23.5	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of Charter Communications, Inc.

23.6	Consent of Ernst & Young LLP (New York, NY) relating to the audit report on the financial statements of Time Warner Cable Inc.

23.7	Consent of KPMG LLP (New York, NY) relating to the audit report on the financial statements of Bright House Networks, LLC

24.1	Powers of Attorney (included on the signature pages of this Form S-3 and incorporated by reference)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of November 20, 2015, among CCO Holdings, LLC and CCO Holdings Capital Corp., as issuers, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee

25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Charter Communications, Inc. form of indenture among Charter Communications Inc., the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee

†	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.
*	Incorporated by reference and not filed herewith.
††	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 21, 2017.

CHARTER COMMUNICATIONS OPERATING, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CCO HOLDINGS, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CCO HOLDINGS CAPITAL CORP.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CHARTER COMMUNICATIONS, INC.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

EACH OF THE ADDITIONAL REGISTRANT GUARANTORS NAMED ON THE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating, LLC, CCO Holdings, LLC and each of the additional Registrant Guarantors named on the Table of Additional Registrant Guarantors.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	December 21, 2017

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2017

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	December 21, 2017

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating Capital Corp. and CCO Holdings Capital Corp.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	December 21, 2017

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer, Sole Director (Principal Financial Officer)	December 21, 2017

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	December 21, 2017

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Charter Communications, Inc.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	December 21, 2017

/s/ Christopher L. Winfrey Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	December 21, 2017

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	December 21, 2017

/s/ Eric L. Zinterhofer Eric L. Zinterhofer	Lead Independent Director	December 21, 2017

/s/ W. Lance Conn W. Lance Conn	Director	December 21, 2017

/s/ Craig A. Jacobson Craig A. Jacobson	Director	December 21, 2017

/s/ Gregory B. Maffei Gregory B. Maffei	Director	December 21, 2017

/s/ John C. Malone John C. Malone	Director	December 21, 2017

/s/ John D. Markley, Jr. John D. Markley, Jr.	Director	December 21, 2017

/s/ David C. Merritt David C. Merritt	Director	December 21, 2017

/s/ Steven A. Miron Steven A. Miron	Director	December 21, 2017

/s/ Balan Nair Balan Nair	Director	December 21, 2017

/s/ Mauricio Ramos Mauricio Ramos	Director	December 21, 2017